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                                                                 EXHIBIT 10.7(c)


                                 Amendment No. 2
                                     to the
                         CIGNA LONG-TERM INCENTIVE PLAN


The Plan is hereby amended as follows:

1. The last sentence of Article 14 of the Plan is amended to read as follows:

                  A Participant's rights with respect to outstanding options, rights, Restricted Stock grants or Unit awards, including without limitation rights under paragraph 10.6(d), and a transferee's rights with respect to transferred derivative securities, may not be abridged by any amendment, modification or termination of the Plan without his individual consent.

2. Section 15.5(b) of Article 15 of the Plan is amended in its entirety, to read as follows:

         (b) Notwithstanding the restrictions set forth above in Section 15.5(a), the Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment of an existing grant, including, without limitation, grants made before the effective date of this Section 15.5(b)) derivative securities which may be transferred without consideration by the Participant during his lifetime to any member of his immediate family, to a trust established for the exclusive benefit of one or more members of his immediate family, to a partnership of which the only partners are members of his immediate family, or to such other person as the Committee shall permit. In the case of a grant, the written documentation containing the terms and conditions of such derivative security shall state that it is transferable, and in the case of an amendment to an existing grant, such amendment shall be in writing. A derivative security transferred as contemplated in this Section 15.5(b) may not be subsequently transferred by the transferee except by will or the laws of descent and distribution and shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant grant. However, the Committee, in its sole discretion at the time the transfer is approved, may alter the terms and limitations of the relevant grant and establish such additional terms and conditions as it shall deem appropriate. As used in this subparagraph, "immediate family" shall mean, with respect to any person, a spouse, any child, stepchild or grandchild, and shall include relationships arising from legal adoption.